                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                  [10 1/2% SENIOR SUBORDINATED NOTES DUE 2004]
                  [10 5/8% SENIOR SUBORDINATED NOTES DUE 2007]
                                IN EXCHANGE FOR
             [10 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2004]
             [10 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007]
                                       OF
                            FLEMING COMPANIES, INC.

    Registered holders of outstanding [10 1/2% Senior Subordinated Notes due 2004] [10 5/8% Senior Subordinated Notes due 2007](the "Old Notes") of Fleming Companies, Inc. ("Fleming") who wish to tender their Old Notes in exchange for a like principal amount of [10 1/2% Series B Senior Subordinated Notes due 2004] [10 5/8% Series B Senior Subordinated Notes due 2007] (the "New Notes") of Fleming and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Manufacturers and Traders Trust Company (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer-- Terms of the Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                    MANUFACTURERS AND TRADERS TRUST COMPANY

      BY MAIL:        BY OVERNIGHT COURIER:        BY HAND:          BY FACSIMILE:

Manufacturers and     Manufacturers and       Manufacturers and    (716) 842-4474
Traders               Traders                 Traders              (For Eligible
 Trust Company        Trust Company           Trust Company        Institutions
P.O. Box 1377         Corporate Trust         50 Broadway, 7th     Only)
Buffalo, NY 14240     Operations              Floor                CONFIRM BY
(registered or        Department              New York, NY 10004   TELEPHONE:
certified mail        One M&T Plaza, 7th      Attention: Corporate (716) 842-5602
recommended)          Floor                   Trust Services
                      Buffalo, NY 14203
                      Attention: Russell T.
                      Whitley

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies & Gentlemen:

    The undersigned hereby tender(s) to Fleming upon the terms and subject to the conditions set forth in the Prospectus for the Exchange Offer and the Letter of Transmittal, receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

    The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being exchanged thereunder or as otherwise provided in the Prospectus.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

      Signature(s) of Registered Owner(s) or  Name(s) of Registered Holder(s):
                       Authorized Signatory:  -------------------------------------------
                    ------------------------

-------------------------------------------   -------------------------------------------

-------------------------------------------   -------------------------------------------

Principal Amount of Old Notes Tendered:                                           Address:
                                                       -----------------------------------

-------------------------------------------   -------------------------------------------

Certificate No(s). of Old Notes (if           Area Code and Telephone No.:
available):

-------------------------------------------   -------------------------------------------

-------------------------------------------                                          Date:
                                                    --------------------------------------

           This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old
           Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing the owners of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of
           Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                                    PLEASE PRINT NAME(S) AND ADDRESS(ES)

                                                                                          Name(s):
                    ------------------------------------------------------------------------------

           --------------------------------------------------------------------------------------

                                                                                         Capacity:
                    ------------------------------------------------------------------------------

                                                                                      Address(es):
                       ---------------------------------------------------------------------------

           --------------------------------------------------------------------------------------

           DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT
           TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                                GUARANTEE
                                 (Not to be used for signature guarantee)

           The undersigned, an eligible guarantor institution which is a member of one of the following signature guarantee programs (an "Eligible Institution"): (i) The
           Securities Transfer Agents Medallion Program (STAMP), (ii) The New York Stock
           Exchange Medallion Signature Program (MSF), or (iii) The Stock Exchange Medallion
           Program (SEMP), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal
           (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

           THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD
           NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT
           FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

                                       Name of Firm:  Authorized Signature:
                         ---------------------------
                                            Address:
                   ---------------------------------
           ----------------------------------------                                       Name:
                                                            -----------------------------------
                        Area Code and Telephone No.:  Title:
                                       -------------       ------------------------------------
           ----------------------------------------                                       Date:
                                                           ------------------------------------

                                       3